EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Broadview Institute, Inc. on Form S-8 (No. 333-143834) of our report dated June 29, 2012, appearing in this Annual Report on Form 10-K for the year ended March 31, 2012.

/s/ Lurie Besikof Lapidus & Company, LLP Lurie Besikof Lapidus & Company, LLP Minneapolis, Minnesota June 29, 2012